Exhibit 99.1

                         [AMERICAN STORES COMPANY LOGO]
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Investor and Media Contact              Dan Zvonek
                                        Director - Investor and Public Relations
                                        (801) 539-0112



                   SHAREHOLDERS OF AMERICAN STORES COMPANY
                APPROVE MERGER AGREEMENT WITH ALBERTSON'S INC.


SALT LAKE CITY, UTAH - November 12, 1998 - American Stores Company (NYSE: ASC)

announced that at its Special Meeting of Shareholders held this morning, the shareholders of American Stores Company approved the previously announced merger agreement among the Company, Albertson's, Inc., and a wholly-owned subsidiary of

Albertson's, Inc., and the merger related thereto.  Closing of the transaction is subject to regulatory approvals and other customary closing conditions and is expected to take place in early 1999.

Cautionary Note: This press release contains certain forward-looking statements about the ability of the Company and Albertson's to obtain the necessary regulatory approvals and satisfy the other conditions to closing of the merger transaction. These statements are based on management's assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to, the inability of the Company and Albertson's to obtain the required regulatory approvals on terms acceptable to them; material adverse changes in the business or financial condition of either company prior to closing; and other factors affecting the respective businesses of the Company and Albertson's which are described in the Joint Proxy Statement and Prospectus and their respective Forms 10-Q filed with the Securities and Exchange Commission.